UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):August 7, 2014

GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21680 Haggerty Road, Ste. 101, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

Credit Agreement

On August 7, 2014, Gentherm Incorporated (“Gentherm”), together with its direct and indirect subsidiaries Gentherm GmbH (the “German Borrower”), Gentherm (Texas), Inc. (“Gentherm Texas”), Gentherm Canada Ltd. (“Gentherm Canada”) and Global Thermoelectric Inc. (“Global” and, together with Gentherm Canada, the “Canadian Borrowers”, and collectively with Gentherm, the German Borrower and Gentherm Texas, the “Borrowers”) entered into a Credit Agreement (the “Credit Agreement”) with the lenders party thereto and Bank of America, N.A., as administrative agent (the “Agent”).

The Credit Agreement provides for a $100 million secured revolving credit facility for the Borrowers, with a $10 million sublimit for the Canadian Borrowers and a $25 million sublimit for the German Borrower, a $50 million secured term loan facility for Gentherm, and a €20 million secured term loan facility for the German Borrower.  Subject to specified conditions, Gentherm can increase the revolving credit facility or incur additional secured term loans in an aggregate amount of $50 million.  A portion of the proceeds of the term loans and borrowings under the revolving credit facility will be used to refinance existing indebtedness of certain Borrowers (see Item 1.02 below).

All obligations under the Credit Agreement (including all the obligations of any U.S. or non-U.S. loan party) are unconditionally guaranteed by Gentherm, Gentherm Texas and Gentherm’s subsidiary, Westridge Haggerty LLC (“Westridge”). Additionally, the German Borrower, the Canadian Borrowers and Gentherm’s indirect subsidiaries, Gentherm Holding (Malta) Limited, Gentherm Automotive Systems (Malta) Ltd. and Gentherm Hungary Korlátolt Felelősségű Társaság guarantee all obligations of the non-U.S. loan parties under the Credit Agreement

Loans under the Credit Agreement bear interest at either Base Rate, for U.S. Dollar denominated loans to Gentherm or Gentherm Texas, or the Eurocurrency Rate (each as defined in the Credit Agreement), plus a margin for Base Rate loans ranging from 0.50% to 1.00% or a margin for Eurocurrency Rate loans ranging from 1.50% to 2.00% based upon the Consolidated Total Leverage Ratio (as defined in the Credit Agreement) of Gentherm and its subsidiaries. The obligations under the Credit Agreement are secured by a security interest in substantially all personal property of Gentherm, Gentherm Texas and Westridge, including the stock and membership interests of Gentherm’s and Gentherm Texas’ subsidiaries (limited to 66% of the stock in the case of certain non-U.S. subsidiaries).

The Credit Agreement contains customary affirmative and negative covenants that will prohibit or limit the ability of the Borrowers and any material subsidiary to, among other things, incur additional indebtedness, create liens, pay dividends, make certain types of investments, including acquisitions, enter into certain types of transactions with affiliates, prepay other indebtedness, sell assets, merge with other companies or enter into certain other transactions outside the ordinary course of business. The Credit Agreement also requires compliance with certain financial covenants. The Credit Agreement additionally contains customary events of default, including, but not limited to: (a) non-payment of amounts due; (b) material breach of representations, warranties or covenants under the Credit Agreement or the documents pertaining thereto; (c) cross-default provisions relating to other indebtedness obligations; (d) judgments or attachments against property; (e) bankruptcy or similar proceedings or insolvency; or (f) certain changes in control. Upon the occurrence of an event of default, the amounts outstanding under the credit facility may be accelerated and may become immediately due and payable.

A copy of the Credit Agreement is attached hereto as Exhibit 10.1, and the above description of the material terms of the Credit Agreement is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Security Agreement

On August 7, 2014, Gentherm, Gentherm Texas and Westridge entered into a Pledge and Security Agreement (the “Security Agreement”) in favor of the Agent for the Secured Parties (each as defined in the Security Agreement). Pursuant to the Security Agreement, each of Gentherm, Gentherm Texas and Westridge granted the Agent a security interest in substantially all of their personal property to secure their respective obligations under the Credit Agreement. The Security Agreement is subject to customary covenants regulating or restricting, among other things, preservation and use of collateral and changes of name or other corporate information, and grants the Agent customary rights and remedies following the occurrence of an event of default under the Credit Agreement.

A copy of the Security Agreement is attached hereto as Exhibit 10.2, and the above description of the material terms of the Security Agreement is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Item 1.02Termination of a Material Definitive Agreement

On August 7, 2014, Gentherm and the German Borrower paid off all amounts owed under the credit agreement entered into on March 30, 2011 (filed as Exhibit 10.4 to Gentherm’s Form 8-K filed on March 31, 2011), and Gentherm Canada paid off all amounts owed under the credit agreement entered into on March 30, 2011 (filed as Exhibit 10.1 to Gentherm’s Form 8-K filed on August 4, 2011), and both credit agreements (and related security and pledge agreements) were terminated in connection therewith. There were no prepayment penalties; however, certain unamortized capitalized financing costs totaling approximately $900,000 related to these credit agreements will be expensed during Gentherm’s 2014 third quarter.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Number	Description
10.1

Credit Agreement, dated as of August 7, 2014, by and among Gentherm Incorporated, Gentherm GmbH, Gentherm (Texas), Inc., Gentherm Canada Ltd., Global Thermoelectric Inc., the lenders party thereto, and Bank of America, N.A., as administrative agent.

10.2	Pledge and Security Agreement, dated as of August 7, 2014, by and among Gentherm Incorporated, Gentherm (Texas), Inc., Westridge Haggerty LLC and Bank of America, N.A.

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTHERM INCORPORATED
By:	/s/ Kenneth J. Phillips
Kenneth J. Phillips
Vice-President and General Counsel

Date:  August 7, 2014

Exhibit Index

Number	Description
10.1

Credit Agreement, dated as of August 7, 2014, by and among Gentherm Incorporated, Gentherm GmbH, Gentherm (Texas), Inc., Gentherm Canada Ltd., Global Thermoelectric Inc., the lenders party thereto, and Bank of America, N.A., as administrative agent.

10.2	Pledge and Security Agreement, dated as of August 7, 2014, by and among Gentherm Incorporated, Gentherm (Texas), Inc., Westridge Haggerty LLC and Bank of America, N.A.